Exhibit 1.1

EXECUTION VERSION

10,500,000 Shares

KITE REALTY GROUP TRUST

Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

October 17, 2012

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As representative of the several underwriters

named in Schedule 1 hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Dear Ladies and Gentlemen:

Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), and Kite Realty Group, L.P., a Delaware limited partnership, the sole general partner of which is the Company (the “Operating Partnership”), each wishes to confirm as follows its agreement with the Underwriters named in Schedule 1 hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 of this Agreement) for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as the representative (the “Representative”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly (the “Offering”), of an aggregate of 10,500,000 shares (the “Firm Shares”) of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).  In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 1,575,000 Common Shares on the terms and for the purposes set forth in Section 2  (the “Option Shares”).  The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares.”

Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus (as hereinafter defined).

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Shares as soon as the Representative deems advisable after this Agreement has been executed and delivered.

1.             Representations, Warranties and Agreements of the Company and the Operating Partnership.  Each of the Company and the Operating Partnership, jointly and severally, represents, warrants and agrees that, as of the date hereof:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-178792), including a prospectus subject to completion, relating to the Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it became effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.”  The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Securities Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-3 (File No. 333-178792) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Securities Act.  The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended or supplemented pursuant to a preliminary prospectus supplement filed with the Commission pursuant to and in accordance with Rule 424(b) and Rule 430B from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.”  For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Securities Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of Common Shares including any “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission.  “Time of Sale Information” shall mean the Preliminary Prospectus together with the information listed in Schedule 2 hereto and the free writing prospectuses, if any, each identified in Schedule 3 hereto.  All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3.  As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.  For purposes of this Agreement, “Effective Time” means the date and time as of which the registration statement was declared effective by the Commission.  “Effective Date” with respect to the registration statement means the date of the Effective Time thereof.

(b)           On the Effective Date of the Registration Statement, at the effective time of any amendment to the Registration Statement, and at the time the most recent Annual Report on Form 10-K was filed, and at each deemed effective date (the “deemed effective date”) with respect to the Underwriters pursuant to Rule 430(B)(f)(2) under the Securities Act, the Registration Statement (and with respect to each deemed effective date, the part of the Registration Statement relating to the Shares) conformed, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects when filed, to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information is that described as such in Section 10(b) hereof.  At the time of filing of each of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) and at the Delivery Date (as defined in Section 5), the Preliminary Prospectus conformed and the Prospectus will conform, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information is that described as such in Section 10(b) hereof.  The Time of Sale Information does not, and will not at the time of sale of the Shares and at the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information is that described as such in Section 10(b) hereof.  Each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)           Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Rules and Regulations.  Each Issuer Free Writing Prospectus, when considered together with the Time of Sale Information at the time of sale of the Shares, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Firm Shares or until any earlier date that the Company notified or notifies the Underwriters, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any Incorporated Document and any preliminary or other prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.  The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433) in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act.

(d)           The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of Shares contemplated hereby.  The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Firm Shares, is

not on the date hereof and will not be on the applicable Delivery Date (as defined below) an “ineligible issuer” (as defined in Rule 405).

(e)           The Prospectus shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the Annual Report.  The Incorporated Documents (i) when they became effective or when filed with the Commission, as the case may be, (ii) the earlier of the time the Prospectus was first used and the date and time (the “Applicable Time”) of the first contract of sale of the Shares in this offering, and (iii) on the applicable Delivery Date, conformed and will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained or will contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with Commission and on the applicable Delivery Date, will conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)            The interactive data in eXtensbile Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)           No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.  No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

(h)           The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, is duly qualified to do business and is validly existing or in good standing as a foreign real estate investment trust in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a material adverse effect on the business, properties, prospects, operations, management, financial condition, net worth, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, collectively (a “Material Adverse Effect”), and has all power and authority necessary to own or hold its properties and other assets to conduct the businesses in which it is engaged and to enter into and perform its obligations under this Agreement and the other Operative Documents (as hereinafter defined) to which it is a party.  None of the subsidiaries of the Company (other than the Operating Partnership) is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(i)            The Company has an authorized capitalization as set forth in the Prospectus and the Time of Sale Information, and all of the issued capital stock (other than the Shares) has been duly and validly authorized and issued, is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws), and conforms to the descriptions thereof contained in the Prospectus and the Time of Sale Information.  None of the outstanding Common Shares was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  Except as disclosed in the Prospectus and the Time of Sale Information and with respect to the Company’s benefits plans, dividend reinvestment plans, employee share purchase plans and Common Shares issuable upon redemption of equity interests in the Operating Partnership (“Units”), (i) no Common Shares are reserved for any purpose, (ii) except for Units, there are no outstanding securities convertible into or exchangeable for any Common Shares, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Shares or any other securities of the Company.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and the Time of Sale Information and were issued in compliance with federal and state securities laws.

(j)            The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is validly existing or in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement.  The Company is the sole general partner of the Operating Partnership.  The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”), is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership is as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information; provided that to the extent any portion of the option described in Section 2 hereof is exercised at the First Delivery Date, the percentage interest of such partners in the Operating Partnership will be adjusted accordingly.

(k)           Each of KRG Management, LLC, KRG Development, LLC, KRG Construction, LLC, Kite Realty Development, LLC, Kite Realty Construction, LLC and Kite Realty Advisors, LLC, each an Indiana limited liability company (each, a “Service Company” and collectively, the “Service Companies”), has been duly formed and is validly existing as a limited liability company under the laws of the State of Indiana, is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement.  All of the issued and outstanding membership interests of each Service Company have been duly authorized and are validly issued, fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and are owned by the Operating Partnership free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.  No membership interest of any Service Company is reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any membership interest of any Service Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such membership interest or any other securities of any Service Company.

(l)            The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will have been, duly and validly issued, fully paid and non-assessable and free and clear of all liens.  The terms of the Common Shares conform in all material respects to the descriptions thereof contained in the Prospectus and the Time of Sale Information.  The form of the certificates used to evidence the Common Shares is in due and proper form and complies with all applicable legal requirements, the requirements of the declaration of trust and bylaws of the Company and the requirements of the New York Stock Exchange, Inc. (“NYSE”). The issuance of the Shares is not subject to any preemptive or other similar rights.

(m)          All outstanding Units have been duly authorized for issuance by the Operating Partnership and have been validly issued and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws).  The terms of the Units conform in all material respects to the description thereof contained in the Prospectus and the Time of Sale Information.  Except as disclosed in the Prospectus and the Time of Sale Information, (i) no Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or any other securities of the Operating Partnership.

(n)           The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(o)           The Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.  To the Company’s knowledge, the Operating Partnership Agreement has been duly executed and delivered by the other parties thereto and is a valid and binding agreement enforceable against such parties in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.  This Agreement and the Operating Partnership Agreement are sometimes hereinafter collectively called the “Operative Documents.”

(p)           The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of Shares as described under “Use of Proceeds” in the Prospectus and the Time of Sale Information will not conflict with or result in a breach or violation of any of the terms or provisions of, or result in the creation or imposition of a lien upon any property or assets of the Company or any subsidiary thereof, or constitute (with or without the giving of notice or the passage of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any of the terms, conditions or provisions of any note, bond, indenture, mortgage, deed of trust, lease, license, contract, loan agreement or other agreement or instrument to which the Company or any subsidiary thereof is a party or by which the Company or any subsidiary thereof is bound or to which any of the properties or other assets of the Company or any subsidiary thereof is subject, (ii) any of the provisions of the declaration of trust, by-laws, certificate of limited partnership, agreement of limited partnership or other organizational document of the Company or any subsidiary thereof, or (iii) any statute or any order, writ, injunction, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary thereof or any of their properties or assets, except for any such breach or violation in the case of (i) or (iii) above that would not, individually or in the aggregate, have a Material Adverse Effect; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, by the NYSE or the Financial Industry Regulatory Authority (“FINRA”), and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Agreement by the Company or any subsidiary thereof and the consummation of the transactions contemplated hereby and thereby.

(q)           Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, there are no contracts, agreements or understandings between the Company and any person which, by reason of the execution by the Company and the Operating Partnership of this Agreement, grant such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(r)            Except as disclosed in the Prospectus and the Time of Sale Information and issuances of Common Shares under the Company’s benefits plans, dividend reinvestment plans, employee share purchase plans and upon redemption of Units, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(s)            Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information (exclusive of any amendment or supplement thereto after the date hereof), any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, that would have, individually or in the aggregate, a Material Adverse Effect; and, since such date, other than as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, there has not been any material change in the capital stock or long-term debt of the Company or its subsidiaries, or any development involving a prospective material adverse change, in or affecting any of the Properties (as defined below) or the business, prospects, operations, management, financial position, net worth, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise.

(t)            The financial statements (including the related notes and supporting schedules), included in the Registration Statement, the Prospectus and the Time of Sale Information, present fairly the financial condition, the results of operations, the statements of cash flows and the statements of shareholders’ equity and other information purported to be shown thereby of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and are correct and complete and are in accordance with the books and records of the Company and its consolidated subsidiaries.  The summary and selected financial data and other supporting schedules included in the Prospectus and the Time of Sale Information present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data and other supporting schedules have been presented on a basis consistent with the financial statements so set forth in the Prospectus and the Time of Sale Information and other financial information.  No other financial statements (or schedules) of the Company, or any predecessor of the Company, are required by the Securities Act to be included in the Registration Statement, the Prospectus or the Time of Sale Information.

(u)           Ernst & Young LLP, who has certified certain financial statements of the Company, whose reports appear in the Prospectus and the Time of Sale Information or incorporated by reference therein and who have delivered the initial letter referred to in Section 7(g) hereof, are, and during the periods covered by such reports were, independent public accountants as required by the Securities Act and the Rules and Regulations.

(v)           (1) The Company or its subsidiaries have good and marketable title in fee simple (or, as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, a leasehold interest) to all of the properties described in the Prospectus and the Time of Sale Information (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests and defects, except such as (i) are disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (2) neither the Company nor its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Company nor its subsidiaries knows of any such condemnation or zoning change which is threatened, which if consummated would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (3) except as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, neither the Company nor, to the knowledge of the Company, any tenant of any of the Properties is in default under (i) any space leases (as lessor or lessee, as the case may be) relating to the Properties, or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, except with respect to (i) and (ii) immediately above any such default that would not, individually or in the aggregate, have a Material Adverse Effect.

(w)          There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of interests in assets or real property that is required to be disclosed in the Registration Statement, the Prospectus and the Time of Sale Information that is not already so disclosed.

(x)           The mortgages or deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.  Neither the Company nor any of its subsidiaries or any of their subsidiaries hold participating interests in such mortgages or deeds of trust.

(y)           Except as disclosed in the Prospectus and the Time of Sale Information and except in respect of lease of Properties, the Operating Partnership or a subsidiary thereof has title insurance on the fee interests in each of the Properties, in an amount that is commercially reasonable for each Property.

(z)           Except as otherwise disclosed in the Prospectus and the Time of Sale Information, (i) to the knowledge of the Company, the Company and its subsidiaries and the Properties have been and are in material compliance with, and neither the Company nor its subsidiaries have any material liability under, applicable Environmental Laws (as hereinafter defined); (ii) neither the Company, any of its subsidiaries, nor, to the knowledge of the Company, any prior owners or occupants of the property at any time or any other party has at any time released (as such term is defined in Section 101 (22) of CERCLA (as hereinafter defined)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Company or its subsidiaries, except for such releases as would not be reasonably likely to cause the Company or its subsidiaries to incur material liability; (iii) the Company or its subsidiaries do not intend to use the Properties other than in compliance with applicable Environmental Laws; (iv) neither the Company nor any of its subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties or onto lands or other assets owned by the Company or its subsidiaries from which Hazardous Materials might seep, flow or drain into such waters that would have a Material Adverse Effect; (v) neither the Company nor any of its subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to the Properties or the assets described in the Prospectus and the Time of Sale Information or arising out of the conduct of the Company or its subsidiaries, except for such claims that would not be reasonably likely to cause the Company or its subsidiaries to incur material liability and that would not require disclosure pursuant to Environmental Laws or federal or state laws regulating the issuance of securities; and (vi) to the best knowledge of the Company, none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Prospectus and the Time of Sale Information.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or asbestos-containing material, polychlorinated biphenyls (“PCBs”) or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) (S) 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S) (S) 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) (S) 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S) (S) 11001-11050, the Toxic Substances Control Act, 15 U.S.C. (S) (S) 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) (S) 136-136y, the Clean Air Act, 42 U.S.C. (S) (S) 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. (S) (S) 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. (S) (S) 300f-300j-26, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (individually, an “Environmental Law” and collectively “Environmental Laws”).

(aa)         To the knowledge of the Company, none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its subsidiaries, and none of them nor any of their trustees, directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

(bb)         Each of the Company and its subsidiaries owns and has right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) for the purpose such Intellectual Property is used by the Company and under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(cc)         The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and covering such risks as are customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)         The Company and each of its subsidiaries possess adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, other than such Licenses the absence of which would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.  The Company and each of its subsidiaries is in material compliance with the terms and conditions of all such Licenses except as would not reasonably be expected to have a Material Adverse Effect.

(ee)         Except as disclosed in the Prospectus and the Time of Sale Information, there are no legal or governmental proceedings pending to which the Company or its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject which, if determined adversely to the Company or its subsidiary, might have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(ff)          There are no contracts or other documents which are required to be disclosed in the Registration Statement, the Prospectus or the Time of Sale Information, or filed as exhibits to the Registration Statement, or incorporated by reference therein, by the Securities Act or by the Rules and Regulations which have not been disclosed in the Registration Statement, the Prospectus and the Time of Sale Information or filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information as permitted by the Rules and Regulations.  Neither the Company, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any agreement listed in the exhibits to the Registration Statement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its subsidiaries of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties or businesses may be bound or affected which default or event would have a Material Adverse Effect.

(gg)         No relationship, direct or indirect, exists between or among any of the Company or its subsidiaries on the one hand, and the trustees, directors, officers, shareholders, customers or suppliers of the Company or its subsidiaries on the other hand, which is required to be disclosed in the Registration Statement, the Prospectus and the Time of Sale Information which is not so disclosed.

(hh)         No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent which might be expected to have a Material Adverse Effect.

(ii)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj)           The Company and each of its subsidiaries are in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(kk)         The assets of the Company and its subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(ll)           The Company and each of its subsidiaries (including any predecessor entities) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) is currently being contested in good faith, (ii) would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (iii) as disclosed in or contemplated by the Prospectus and the Time of Sale Information.  No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to it might have) a Material Adverse Effect.

(mm)      Except as disclosed in the Prospectus and the Time of Sale Information, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any Property, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(nn)         Commencing with the taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and it currently intends to operate in a manner that allows it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(oo)         Except as disclosed in the Prospectus and the Time of Sale Information, each of the Operating Partnership and the Service Companies (other than Kite Realty Development, LLC, Kite Realty Construction, LLC and Kite Realty Advisors, LLC, each of which is properly classified as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code) has been properly classified either as a partnership or as an entity disregarded as separate from the Company for Federal income tax purposes throughout the period from its formation through the date hereof.

(pp)         Since the date as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information through the date hereof, and except as may otherwise be disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, (i) the Company has not (a) issued or granted any securities, (b) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, which would be material to the Company and its subsidiaries as a whole (c) entered into any transaction not in the ordinary course of business or (d) except for regular quarterly dividends on shares of the Company’s 8.25% Series A Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest, declared or paid any dividend on its capital stock; and (ii) there has been no Material Adverse Effect.

(qq)         The Company and each of its subsidiaries (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(rr)           Except as disclosed in the Prospectus and the Time of Sale Information, neither the Company nor any of its subsidiaries is (i) in violation of its declaration of trust, by-laws, certificate of limited partnership, agreement of limited partnership or other similar organizational document, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which the Company or a subsidiary is landlord or otherwise), ground lease (under which the Company or a subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, parking management agreements, or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject, except for any such default which would not, individually or in the aggregate, have a Material Adverse Effect or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject.

(ss)          Neither the Company or any of its subsidiaries, nor any trustee, director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(tt)           Except as set forth in the Prospectus and the Time of Sale Information, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Securities Act) or any officer, trustee, or security holder of the Company (whether or not an affiliate) that are required by the Securities Act or the rules of FINRA to be disclosed in the Registration Statement.  Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the trustees, directors, officers, shareholders, customers or suppliers of the Company or any subsidiary on the other hand, that is required by the Securities Act or the rules of FINRA to be disclosed in the Registration Statement, the Prospectus and the Time of Sale Information that is not so disclosed.

(uu)         Neither the Company nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(vv)         The Shares have been approved for listing on the NYSE upon official notice of issuance.

(ww)       Other than this Agreement and as set forth in the Prospectus and the Time of Sale Information under the heading “Underwriting,” there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(xx)         Except as stated in this Agreement and in the Prospectus and the Time of Sale Information, neither the Company nor any of its subsidiaries nor any of their respective officers, trustees, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in the unlawful stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

(yy)         The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and, as of the end of the Company’s most recent fiscal quarter, such disclosure controls and procedures were effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Trustees of the Company have been advised of: (i) any material weakness or significant deficiency in the design or operation of internal controls over financial reporting that is reasonably likely to have a material effect on the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting; and except as set forth in the Prospectus and the Time of Sale Information, since the end of the Company’s most recently completed fiscal quarter, there have been no changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(zz)         Based on its evaluation of its internal controls over financial reporting as of the end of the Company’s most recent audited fiscal year, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(aaa)      The Company is in compliance in all material respects with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(bbb)      The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(ccc)       The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.             Purchase of the Shares by the Underwriters.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 10,500,000 Firm Shares, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule 1 hereto, together with any additional number of Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.  The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 1,575,000 Option Shares.  Such option is exercisable in the event that the Underwriters sell more than the number of Firm Shares in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The price of both the Firm Shares and any Option Shares shall be $4.979 per share.

The Company shall not be obligated to deliver any of the Shares to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

3.             Offering of Shares by the Underwriters.  Upon authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and the Time of Sale Information.

4.             Delivery of and Payment for the Shares.  Delivery of and payment for the Firm Shares shall be made at the office of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement (unless postponed in accordance with the provisions of Section 9 hereof), or at such other date or place as shall be determined by agreement between the Representative and the Company.  This date and time are sometimes referred to as the “First Delivery Date.”  The Company shall deliver the Firm Shares through the facilities of The Depository Trust Company, unless the Representative shall otherwise instruct, for the account of the Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account designated by the Company.

At any time on or before the 30th day after the date of this Agreement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day), upon prior written notice of at least two Business Days being given to the Company by the Representative, the Underwriters may purchase all or less than all of the Option Shares at the per share purchase price to be paid for the Firm

Shares; provided that the purchase price for any Option Shares shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on such Optional Shares.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representative, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the Option Shares are delivered are sometimes referred to as the “Second Delivery Date” and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representative and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date.  The Company shall deliver the Option Shares through the facilities of The Depository Trust Company, unless the Representative shall otherwise instruct, for the account of the Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account designated by the Company.

5.             Further Agreements of the Company.  The Company agrees:

(a)           To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)           To furnish promptly to the Representative and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)           To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including consents and exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any Incorporated Document (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Preliminary Prospectus, the Prospectus or the Time of Sale Information as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Preliminary Prospectus or the Prospectus or the Time of Sale Information is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Preliminary Prospectus or the Prospectus or the Time of Sale Information in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon its request, to file such amendment or supplement with the Commission and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Preliminary Prospectus or the Prospectus or the Time of Sale Information which will correct such statement or omission or effect such compliance;

(d)           To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Representative or counsel to the Underwriters, be required by the Securities Act or requested by the Commission;

(e)           Prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus, any Incorporated Document pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent (which may be oral) of the Representative to the filing;

(f)            Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative;

(g)           To retain in accordance with the Securities Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Securities Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(h)           To make generally available to its security holders as soon as practicable but no later than 60 days after the close of the period covered thereby an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations), which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules and Regulations, covering a twelve-month period commencing after the “effective date” (as defined in said Rule 158) of the Registration Statement;

(i)            To furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of the Prospectus and the Time of Sale Information (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder;

(j)            To consent to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer.  If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Securities Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof;

(k)           Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities, real estate syndication or Blue Sky laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares;

(l)            During the period of five years hereafter, upon request of the Underwriters, to furnish to the Underwriters, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (iii) from time to time, such other information concerning the Company as the Underwriters may reasonably request; provided that any document that is available on the SEC’s EDGAR system shall be deemed furnished to the Underwriters;

(m)          For a period of 45 days from the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (i) offer for sale, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exchangeable for Common Shares (other than (w) the Shares, (x) Common Shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights, (y) Common Shares issuable upon redemption of the Units, or (z) Common Shares issuable pursuant to the dividend reinvestment plans and employee share purchase plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exercisable or exchangeable for any Common Shares (other than the grant of options pursuant to option plans existing on the date hereof), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other securities of the Company (other than a registration statement on Form S-8 or a registration statement on Form S-3 with respect to a dividend reinvestment plan) or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the

Representative on behalf of the Underwriters, and to cause each officer, trustee, shareholder of the Company set forth in Schedule 4 hereto to furnish to the Representative, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (each a “Lock-Up Letter Agreement”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed above shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waives such extension in writing;

(n)           To apply the net proceeds from the sale of the Shares being sold by the Company in accordance with the description set forth in the Prospectus and the Time of Sale Information under the caption “Use of Proceeds;”

(o)           To apply for the listing of the Shares on the NYSE and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

(p)           During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, the Company will (1) comply with all provisions of the Securities Act and the Rules and Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder;

(q)           To take such steps as shall be necessary to ensure that neither of the Company nor any of its subsidiaries shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(r)            The Company will use its best efforts to continue to be organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years; and

(s)            Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus and the Time of Sale Information, neither the Company nor the Operating Partnership will (1) prior to the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus, take, directly or indirectly, any action designated to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; (2) until the Delivery Date, sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares; or (3) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

6.             Expenses.  The Company and the Operating Partnership jointly and severally agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Shares and any stamp duty or other taxes payable in that connection, and the preparation and printing of certificates for the Shares; (b) the preparation, printing, filing and distribution under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any Incorporated Document, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) any required review by FINRA of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriters); (f) the listing of the Shares on the NYSE; (g) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 5(k) and of preparing, printing and distributing a Blue Sky Memorandum and a Canadian “wrapper” (including related reasonable fees and expenses of counsel to the Underwriters); (h) investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representative and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (i) any action of the transfer agent and registrar in connection with the offering of the Shares; (j) the registration fees payable pursuant to Section 6 of the Securities Act for the registration of the Shares; (k) all other costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership under this Agreement; and (l) the fees and disbursements of the Company’s counsel and accountants; provided that, except as provided in this Section 6 and in Section 12 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

7.             Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Operating Partnership contained herein, to the performance by each of the Company and the Operating Partnership and of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           All the representations and warranties of the Company and the Operating Partnership contained in this Agreement and all written statements of officers of the Company and Operating Partnership made pursuant to this Agreement shall be true and correct on the First Delivery Date with the same force and effect as if made on and as of the First Delivery Date.

(b)           The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Securities Act; the Issuer Free Writing Prospectus, if any, the Prospectus and any amendment or supplement thereto, as the case may be, shall have been filed with the Commission pursuant to Rule 424(b) (in the case of the Issuer Free Writing Prospectus, to the extent required under Rule 433 of the Securities Act) within the applicable time period prescribed for such filing by such Rule; if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have been filed by 10:00 A.M., New York City time, on the business day after the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any Incorporated Document or any amendment or supplement to the Registration Statement, Preliminary Prospectus, Prospectus or the Time of Sale Information shall have been issued, and no proceedings for that purpose shall have been instituted or threatened, or, to the knowledge of the Company, shall be contemplated by the Commission.

(c)           Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Time of Sale Information, other than as set forth in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Information

(exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and prior to the First Delivery Date, there shall not have occurred (i) any event that would cause a Material Adverse Effect, or (ii) any event or development relating to or involving the Company or any of its subsidiaries, or any partner, officer, director or trustee of the Company or any of its subsidiaries, which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, adversely affect the market for the Shares.

(d)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e)           Hogan Lovells US LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters, substantially as set forth in Exhibit B hereto.  In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America and the States of Delaware, Maryland and New York; (ii) in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that it believes that both the Underwriters and it are justified in relying upon such certificates.  Such counsel shall also have furnished to the Representative a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representative and counsel to the Underwriters, in substantially the form set forth in Exhibit C hereto.

(f)            The Representative shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus, the Time of Sale Information and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)           At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus and the Time of Sale Information, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72.

(h)           With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus and the Time of Sale Information, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)            Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Time of Sale Information (exclusive of any amendment or supplement thereto after the date hereof) (A) any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (B) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, other than as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus and the Time of Sale Information.

(j)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading of the Common Shares shall have been suspended by the Commission or the NYSE; (ii) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on the NYSE, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by Federal or any state authority or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other calamity or crisis as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus and the Time of Sale Information or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus and the Time of Sale Information.

(k)           The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its chief executive officer and its chief financial officer stating that:

(i)            The representations, warranties and agreements of the Company and the Operating Partnership in Section 1 are true and correct in all material respects, as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(b) and (c) have been fulfilled;

(ii)           They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made), and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus; and

(iii)          No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(l)            The NYSE shall have approved the Shares for listing, subject only to official notice of issuance.

(m)          On the First Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(n)           You shall have been furnished with the written agreements referred to in Section 5(m) hereof.

(o)           The Company shall have furnished or caused to be furnished to you such further certificates and documents as the Representative or counsel to the Underwriters shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Any certificate or document signed by any officer of the Company or the Operating Partnership and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or the Operating Partnership to each Underwriter as to the statements made therein.

The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the satisfaction on and as of any Date of Delivery of the conditions set forth in this Section 7, except that, if any Date of Delivery is other than the First Delivery Date, the certificates, opinions and letters referred to in Sections 7(e) through 7(k) hereof shall be dated the Date of Delivery in question and the opinions called for by Sections 7(e) and (f) hereof shall be revised to reflect the sale of Option Shares.

8.             Effective Date of Agreement.  This Agreement shall become effective upon the execution hereof by the parties hereto.

9.             Default by One or More of the Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule 1 hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase.  If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the applicable Delivery Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

10.          Indemnification and Contribution.  (a) Subject to the limitations in this paragraph below, the Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless you and each other Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act, partners, directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Securities Act, if applicable), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below.  This indemnification shall be in addition to any liability that the Company may otherwise have.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its trustees, its officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Operating Partnership to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus, or any Preliminary Prospectus, or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters consists of the following information in the Preliminary Prospectus, the Prospectus or the Time of Sale Information furnished by the Underwriters: the information in the paragraphs under the caption “Underwriting—Price Stabilization, Short Positions.” If any action or claim shall be brought or asserted against the Company, any of its trustees, any of its officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by Section 10(d) hereof (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, its trustees, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by Section 10(d) hereof.

(c)           In any event, the Company will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

(d)           If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or the Operating Partnership, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel.  Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)).  The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, which written consent shall not be unreasonably withheld, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Section 10(a).

(e)           If the indemnification provided for in this Section 10 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations.  The relative and several benefits received by the Company on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total gross proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Option Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Option Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule 1 hereto and not joint.

(f)            Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor.  The indemnity, contribution and reimbursement agreements contained in this Section 10 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its trustees or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement.  A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its trustees or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

11.          Termination.  The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(i) or 7(j), shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

12.          Reimbursement of Underwriters’ Expenses.  If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company and the Operating Partnership to perform any agreement on their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company and the Operating Partnership is not fulfilled, the Company and the Operating Partnership, jointly and severally, will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company and the Operating Partnership, jointly and severally, shall pay the full amount thereof to the Representative.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company and the Operating Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

13.          No Fiduciary Duty.  The Company acknowledges and agrees that in connection with the Offering and sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Offering and sale of the Shares; provided, however, that such waiver shall not limit the rights of the parties to this Agreement under Section 10 hereof.

14.          Research Independence.  In addition, the Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of its investment bankers.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

15.          Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, Fax: (646) 855-3073, with a copy to ECM Legal, Fax: (212) 230-8730, and a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, NY, 10019, Attention:  Larry P. Medvinsky, Fax: (212) 878-8375;

(b)           if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company, 30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204, Attention: John A. Kite, Fax: (317) 577-0001, with a copy to Hogan Lovells US LLP, 555 13th Street, N.W., Washington, DC 20004, Attention: David W. Bonser, Esq., Fax: (202) 637-5910;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company and the Operating Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

16.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership, and their respective personal representatives and successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Operating Partnership contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 10(b) of this Agreement shall be deemed to be for the benefit of directors or trustees of the Company, the Operating Partnership, officers of the Company and any person controlling the Company and the Operating Partnership within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17.          Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Operating Partnership, and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.  The provisions of Section 10 and 12 hereof shall survive the termination or cancellation of this Agreement.

18.          Definition of the Terms “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means any day on which the NYSE. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

19.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York.

20.          Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21.          Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

KITE REALTY GROUP TRUST

By:	/s/ John A. Kite
	Name:	John A. Kite
	Title:	Chairman & CEO

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust,
its general partner

By:	/s/ John A. Kite
	Name:	John A. Kite
	Title:	Chairman & CEO

Underwriting Agreement Signature Page

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
acting on behalf of themselves and as Representative
of the several Underwriters named in Schedule 1 hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Greg Wright
	Name:	Greg Wright
	Title:	Managing Director, Co-Head of Americas Real Estate

Underwriting Agreement Signature Page

SCHEDULE 1

Number of
Underwriters	Shares

Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,520,000
Citigroup Global Markets Inc.	1,785,000
KeyBanc Capital Markets Inc.	1,785,000
Raymond James & Associates, Inc.	1,785,000
Wells Fargo Securities, LLC	1,155,000
RBC Capital Markets, LLC	735,000
Evercore Group L.L.C.	367,500
The Huntington Investment Company	367,500

Total	10,500,000

SCHEDULE 2

Total number of Shares	10,500,000
Public Offering Price per Share	$5.20

SCHEDULE 3

None

SCHEDULE 4

LIST OF TRUSTEES AND OFFICERS SUBJECT TO LOCK-UP PROVISIONS

John A. Kite

William E. Bindley

Dr. Richard A Cosier

Eugene Golub

Gerald L. Moss

Michael L. Smith

Thomas K. McGowan

Daniel R. Sink

Darell E. Zink, Jr.